NEWS RELEASE

[COMMAND SECURITY CORPORATION LOGO]


COMPANY CONTACT:
Barry Regenstein, Chief Operating Officer
Command Security Corporation
845-454-3703


                          COMMAND SECURITY CORPORATION
                                     REPORTS
                          SECOND FISCAL QUARTER RESULTS


Lagrangeville, New York***November 3, 2005***Command Security Corporation (OTCBB: CMMD.OB) announced today its results for the second fiscal quarter ended September 30, 2005.

Revenues for the three months ended September 30, 2005 increased $1,477,676, or 7.2%, to $21,932,847, compared with revenues of $20,455,171 in the same period of the prior year. Revenues for the six months ended September 30, 2005 increased $3,217,566, or 8.1%, to $42,841,484, compared with revenues of $39,623,918 in the same period of the prior year. The increase in revenues for the three and six month periods was primarily due to expanded services being provided to new and existing airline customers at John F. Kennedy International Airport in New York, Baltimore/Washington International Airport in Maryland, Los Angeles International Airport in California and Portland International Jetport in Maine.

Operating loss for the three months ended September 30, 2005 was $237,617, compared with $11,054 in the same period of the prior year. Operating income for the six months ended September 30, 2005 was $69,029, compared with an operating loss of $355,371 in the same period of the prior year. Operating results for the three and six months ended September 30, 2005 include a special item for an additional provision for bad debts of $850,000 related to the filing by Delta Air Lines and Northwest Airlines of voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Without this special item, the Company would have reported operating income of $612,383 and $919,029 for the three and six months ended September 30, 2005, respectively.

Net loss applicable to common stockholders for the three months ended September 30, 2005 was $278,474, compared with $112,862 in the same period of the prior year. Net loss applicable to common stockholders for the six months ended September 30, 2005 was $28,292, compared with $591,323 in the same period of the prior year. Without the special item noted above, the Company would have reported net income applicable to common stockholders of $571,526 and $821,708 for the three and six months ended September 30, 2005, respectively.

Net loss per common share for the three months ended September 30, 2005 was $.03, compared with $.02 in the same period of the prior year. The Company had no net income or loss per common share for the six months ended September 30, 2005, compared with a net loss per common share of $.09 in the same period of the prior year. Without the special item noted above, the Company would have reported net income per common share of $.07 and $.10 for the three and six months ended September 30, 2005, respectively. The Company does not present diluted loss per common share for the three or six months ended September 30, 2005 and 2004, because the effect of the assumed issuance of common shares upon the exercise of outstanding warrants and stock options was antidilutive.

Barry Regenstein, the Company's Chief Operating Officer and Chief Financial Officer stated "Our revenue and profit performance in the second quarter of fiscal 2006 without the special item related to the bankruptcy filings of Delta Air Lines and Northwest Airlines shows the progress we are making towards accelerating the Company's growth and return to profitability. We are currently exploring opportunities to provide additional services with both of these airlines in the future and have previously announced plans to commence operations this month at Pittsburgh International Airport. While it is certainly disappointing to have swung to a loss this quarter, after recording a profit in the first quarter of this fiscal year, we are pleased with the results of our efforts in mitigating our exposure in these bankruptcies of our customers."

Command Security Corporation provides aviation and security guard services through company-owned offices in California, Connecticut, Delaware, Florida, Illinois, Maine, Maryland, Massachusetts, New Jersey, New York, Oregon and Pennsylvania.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the Company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Financial Results" in the Company's annual report on Form 10-KSB for the year ended March 31, 2005, and such other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For more information concerning the Company, please refer to its website at www.commandsecurity.com and to the Edgar website www.sec.gov/edgar.shtml.

                          COMMAND SECURITY CORPORATION

----------------------------------------------------------- ----------------------------- ----------------------------
                                                                 Three Months Ended            Six Months Ended

                                                                   September 30,                 September 30,
----------------------------------------------------------- ----------------------------- ----------------------------

                                                                2005           2004           2005          2004
                                                                ----           ----           ----          ----
----------------------------------------------------------- -------------- -------------- ------------- --------------
                                                              $21,932,847    $20,455,171   $42,841,484    $39,623,918
Revenues

----------------------------------------------------------- -------------- -------------- ------------- --------------
                                                                (237,617)       (11,054)        69,029      (355,371)
Operating income (loss)

----------------------------------------------------------- -------------- -------------- ------------- --------------

Net loss                                                        (278,474)      (112,862)      (28,292)      (552,910)

----------------------------------------------------------- -------------- -------------- ------------- --------------

Preferred stock dividends                                              --             --            --       (38,413)

----------------------------------------------------------- -------------- -------------- ------------- --------------

Net loss applicable to common stockholders                     $(278,474)     $(112,862)     $(28,292)     $(591,323)

----------------------------------------------------------- -------------- -------------- ------------- --------------

Net loss per common share
     Basic                                                        $(0.03)        $(0.02)         $0.00        $(0.09)
     Diluted                                                          n/a            n/a           n/a            n/a

----------------------------------------------------------- -------------- -------------- ------------- --------------

Weighted average number of common shares
outstanding
     Basic                                                      8,401,932      7,519,878     8,090,905      6,944,695
     Diluted                                                          n/a            n/a           n/a            n/a

----------------------------------------------------------- -------------- -------------- ------------- --------------

---------------------------------------------------------- ----------------------------- -----------------------------
Balance Sheet Highlights                                        September 30, 2005              March 31, 2005
---------------------------------------------------------- ----------------------------- -----------------------------
                                                                   (Unaudited)                    (Audited)
---------------------------------------------------------- ----------------------------- -----------------------------

---------------------------------------------------------- ----------------------------- -----------------------------
Cash                                                               $   3,160,035              $    2,511,050
---------------------------------------------------------- ----------------------------- -----------------------------
Accounts receivable                                                   13,229,578                  13,075,957
---------------------------------------------------------- ----------------------------- -----------------------------
Total current assets                                                  17,648,522                  16,722,644*
---------------------------------------------------------- ----------------------------- -----------------------------
Total assets                                                          18,815,966                  17,957,478*
---------------------------------------------------------- ----------------------------- -----------------------------
Total current liabilities                                             12,668,265                  13,043,573*
---------------------------------------------------------- ----------------------------- -----------------------------
Short-term debt                                                        5,179,780                   4,838,473
---------------------------------------------------------- ----------------------------- -----------------------------
Long-term debt                                                            41,774                      41,066
---------------------------------------------------------- ----------------------------- -----------------------------
Stockholders' equity                                                   5,640,311                   4,409,327
---------------------------------------------------------- ----------------------------- -----------------------------
Total liabilities and stockholders' equity                          $ 18,815,966                $ 17,957,478*
---------------------------------------------------------- ----------------------------- -----------------------------

* - Certain amounts have been reclassified to conform with the Company's fiscal 2006 presentation.